Exhibit 4.5

CDF FINANCING, L.L.C.,
as Transferor,

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Servicer,

and

WILMINGTON TRUST COMPANY,
as Trustee

SERIES 2004-NTC SUPPLEMENT

Dated as of August 12, 2004

to

AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2000

DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
SERIES 2004-NTC

Series 2004-NTC Supplement

TABLE OF CONTENTS
(continued)

Series 2004-NTC Supplement

i

TABLE OF CONTENTS
(continued)

Series 2004-NTC Supplement

ii

     SERIES 2004-NTC SUPPLEMENT dated as of August 12, 2004 (this “Series Supplement”), among CDF FINANCING, L.L.C., a Delaware limited liability company, as Transferor, GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Nevada corporation, as Servicer, and WILMINGTON TRUST COMPANY, as successor to The Chase Manhattan Bank, as Trustee.

     Pursuant to Section 6.3 of the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (as amended, the “Agreement”), among the Transferor, the Servicer and the Trustee, the Transferor may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates.

     Pursuant to this Series Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

ARTICLE I

Creation of the Series 2004-NTC Certificate

     SECTION 1.1 Designation.

     (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the “Note Trust Certificate” or the “Series 2004-NTC Certificate”, which shall consist of one Class.

     (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

ARTICLE II

Definitions

     SECTION 2.1 Definitions.

     (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings:

     “Allocable Miscellaneous Payments” shall mean, with respect to any Payment Date, the product of (a) the Floating Allocation Percentage for the related Collection Period, and (b) Miscellaneous Payments with respect to the related Collection Period.

     “Available Investor Principal Collections” shall mean, with respect to any Payment Date, the sum of (a) an amount equal to Investor Principal Collections for such Payment Date, and (b) Allocable Miscellaneous Payments with respect to such Payment Date.

     “Closing Date” shall mean August 12, 2004.

     “Code” shall mean the Internal Revenue Code of 1986, as amended.

Series 2004-NTC Supplement

     “Collateral Amount” is defined in the Indenture.

     “Distribution Account” is defined in Section 4.4(a)(i).

     “Floating Allocation Percentage” shall mean, with respect to any date of determination and any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     (a) the numerator of which is the lesser of (i) the aggregate of the Collateral Amounts for all outstanding series issued by the Note Trust as of the close of business on the last day of the prior calendar month (or, for purposes of the calendar month in which the Note Trust has issued its first two series, July 31, 2004), and (ii) the result of (A) the Unconcentrated Pool Balance as of such day, minus (B) the Required Participation Amount; and

     (b) the denominator of which is the greater of:

          (i) the Unconcentrated Pool Balance as of such date; and

          (ii) the sum of the numerators used to calculate the floating allocation percentages for all Series of Investor Certificates (including the Note Trust Certificate) issued by the Trust.

     “Indenture” means the Master Indenture dated as of August 12, 2004 between the Note Trust, as issuer, and Wilmington Trust Company, as indenture trustee, as the same may be amended or otherwise modified from time to time.

     “Initial Servicer” shall mean CDF.

     “Invested Amount” shall mean, for any date, an amount equal to the (a) the Pool Balance minus (b) the Required Participation Amount; provided, that the Invested Amount shall not be less than zero and shall not be greater than six billion dollars ($6,000,000,000) or such greater amount as may be agreed to by the Series 2004-NTC Certificateholder.

     “Investor Certificateholder” shall have the meaning specified in the Agreement.

     “Investor Default Amount” shall mean, with respect to any Payment Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period, after giving effect to any allocation of any portion of that Defaulted Amount to the Dealer Overconcentration Series, and (b) the Floating Allocation Percentage for the related Collection Period.

     “Investor Non-Principal Collections” shall mean, with respect to any Payment Date, an amount equal to the product of (i) the Floating Allocation Percentage for the related Collection Period and (ii) Non-Principal Collections deposited in the Collection Account for the related Collection Period after giving effect to any allocations to the Dealer Overconcentration Series for such Collection Period.

     “Investor Principal Collections” shall mean, with respect to any Payment Date, the product of (i) the Principal Allocation Percentage for the related Collection Period, and

Series 2004-NTC Supplement

(ii) Principal Collections for the related Collection Period after giving effect to any allocations to the Dealer Overconcentration Series for such Collection Period; provided, that if for any Payment Date the sum of the Principal Allocation Percentage, the floating allocation percentages for all other outstanding Series of Investor Certificates in their revolving periods and the principal allocation percentages for all other outstanding Series of Investor Certificates in their early amortization or accumulation periods exceeds 100%, then, after giving effect to any allocations to the Dealer Overconcentration Series, Principal Collections shall be allocated among all Series (including Series 2004-NTC) pari passu and pro rata on the basis of such floating allocation percentages and principal allocation percentages.

     “Monthly Servicing Fee” shall have the meaning specified in Section 3.1.

     “Note Trust” shall mean GE Dealer Floorplan Master Note Trust, a Delaware statutory trust.

     “Note Trust Certificate” shall have the meaning specified in Section 1.1(a).

     “Payment Date” shall mean the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

     “Payment Date Statement” shall have the meaning specified in Section 5.2(a).

     “Principal Allocation Percentage” shall mean, with respect to any date of determination and any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

          (a) the numerator of which is the lesser of (i) the aggregate of the Collateral Amounts for all outstanding series issued by the Note Trust as of the close of business on the last day of the prior Collection Period (or, for purposes of the month in which the Note Trust has issued its first two series, July 31, 2004 except that if a series issued by the Note Trust is no longer in its revolving period, its Collateral Amount, for purposes of this calculation, shall be its Collateral Amount as of the end of its revolving period, and (ii) the result of (A) the Unconcentrated Pool Balance as of such day, minus (B) the Required Participation Amount; and

          (b) the denominator of which is the greater of (i) the Unconcentrated Pool Balance as of such date and (ii) the sum of the numerators used to calculate the applicable allocation percentages for all Series of Investor Certificates (including the Note Trust Certificate) issued by the Trust; provided, that if for any Payment Date for the Note Trust Certificate, the sum of the Principal Allocation Percentage for the Note Trust Certificate, the floating allocation percentages for all other outstanding Series of Investor Certificates in their Revolving Periods and the principal allocation percentages for all other Series of Investor Certificates issued by the Trust in their Early Amortization Periods or accumulation periods, as applicable, exceeds one hundred percent (100%), then after giving effect to any allocations to the Dealer Overconcentration Series, Principal Collections on the Receivables shall be allocated among all Series of Investor Certificates (including the Note Trust Certificate) issued by the Trust pari passu and pro rata on the basis of such floating allocation percentages and principal allocation percentages.

Series 2004-NTC Supplement

     “Reassignment Amount” shall mean, with respect to any Payment Date, after giving effect to any deposits and payments otherwise to be made on such Payment Date, the sum of (i) the Invested Amount on such Payment Date and (ii) the amounts distributable pursuant to Section 4.7(a).

     “Required Participation Percentage” shall mean, with respect to Series 2004-NTC, zero percent (0%).

     “Revolving Period” shall mean the period beginning at the opening of business on the Closing Date and ending on the Trust Termination Date.

     “Securities Act” shall mean the Securities Act of 1933, as amended.

     “Series 2004-NTC” shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

     “Series 2004-NTC Allocation Percentage” for a Collection Period shall mean the percentage equivalent of a fraction, the numerator of which is the Invested Amount on the last Business Day of the Collection Period immediately preceding such Collection Period and the denominator of which is the Trust Invested Amount on such last Business Day. The Series 2004-NTC Allocation Percentage is the “Series Allocation Percentage” for Series 2004-NTC for purposes of the Agreement.

     “Series 2004-NTC Certificateholder” shall mean initially, CDF Funding, Inc., a Delaware corporation, and, after giving effect to the transfer of the Series 2004-NTC Certificate on the Closing Date by CDF Funding, Inc. to the Note Trust, shall mean the Note Trust.

     “Series 2004-NTC Certificateholder’s Interest” shall mean that portion of the Certificateholders’ Interest evidenced by the Series 2004-NTC Certificate.

     “Series 2004-NTC Certificate” shall mean the Series 2004-NTC Certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A.

     “Series 2004-NTC Excess Principal Collection” shall mean that portion of Excess Principal Collections allocated to Series 2004-NTC pursuant to Section 4.11.

     “Series 2004-NTC Monthly Servicing Fee” shall have the meaning specified in Section 3.1.

     “Series 2004-NTC Principal Shortfall” with respect to any Payment Date, shall equal the excess, if any, of (i) the Invested Amount, over (ii) Available Investor Principal Collections for such Payment Date (excluding any portion thereof attributable to Excess Principal Collections).

     “Servicing Fee Rate” shall mean, with respect to Series 2004-NTC, two percent (2.0%).

     “Termination Proceeds” shall mean any proceeds arising out of a sale of Receivables (or interests therein) pursuant to Section 12.2(c) of the Agreement with respect to Series 2004-NTC.

Series 2004-NTC Supplement

     “Transferor” shall mean CDF Financing, L.L.C. and its successors.

     “Transferor’s Interest” shall mean the interest in the Trust not allocated to the Certificateholders’ Interest.

     (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term “Rating Agency”, whenever used in this Series Supplement or the Agreement with respect to Series 2004-NTC, shall mean Fitch. As used in this Series Supplement and in the Agreement with respect to Series 2004-NTC, “highest investment category” shall mean in the case of Fitch, AAA and F-1+, as applicable.

     (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section 2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term “including” means “including without limitation”.

     (e) All references to any agreement (including the Agreement and the Indenture) shall be understood to be references to such agreement as it may be amended, amended and restated or otherwise modified from time to time.

ARTICLE III

Servicing Fee

     SECTION 3.1 Servicing Compensation.

     (a) A monthly servicing fee for Series 2004-NTC (the “Monthly Servicing Fee”) shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the product of (i) the Series 2004-NTC Allocation Percentage and (ii) the Pool Balance as of the last day of the second Collection Period preceding such Payment Date. The share of the Monthly Servicing Fee allocable to the Series 2004-NTC Certificateholder with respect to any Payment Date (the “Series 2004-NTC Monthly Servicing Fee”) shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the second Collection Period preceding such Payment Date and shall be payable in the manner set forth in Section 4.6; provided, however, that with respect to the first Payment Date for Series 2004-NTC, clause (b) of this sentence shall be deemed to refer to the Invested Amount on the Closing Date. Notwithstanding the foregoing, with respect to the first Payment Date for Series 2004-NTC, each reference in the preceding sentences of this Section to one-twelfth shall be deemed to be replaced by a fraction, the numerator of which is the number of days from but

Series 2004-NTC Supplement

excluding the Closing Date to and including the last day of the month in which the Closing Date occurs and the denominator of which is 360.

     (b) The remainder of the Monthly Servicing Fee shall be paid by the Transferor and in no event shall the Trust, the Trustee or the Series 2004-NTC Certificateholder be liable for the share of the Monthly Servicing Fee to be paid by the Transferor; and the remainder of the Servicing Fee shall be paid by the Transferor and the Investor Certificateholders of other Series, the Trustee and the Series 2004-NTC Certificateholder shall in no event be liable for the share of the Servicing Fee to be paid by the Transferor or the Investor Certificateholders of other Series. The Series 2004-NTC Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of this Series Supplement or to the extent that amounts may be netted with respect thereto in accordance with the terms of this Series Supplement or the Agreement.

ARTICLE IV

Rights of Series 2004-NTC Certificateholder and
Allocation and Application of Collections

     SECTION 4.1 Allocations; Payments to Transferor.

     (a) Subject to Section 4.3(c) of the Agreement, and after giving effect to any allocations to the Dealer Overconcentration Series, Collections of Non-Principal Receivables and Principal Receivables, Miscellaneous Payments and Defaulted Amounts, as they relate to Series 2004-NTC, shall be allocated and distributed as set forth in this Article IV. On each Payment Date (as defined herein), Defaulted Receivables for the preceding Collection Period shall be allocated to Series 2004-NTC in an amount equal to the Investor Default Amount (as defined herein) for the related Payment Date (as defined herein).

     (b) The Servicer shall instruct the Trustee to withdraw from the Collection Account and pay (and the Trustee shall so withdraw and pay) to the Transferor on each Deposit Date any funds not required to be held therein (or not required to be transferred from the Collection Account to a deposit account for the benefit of Investor Certificateholders of any Series).

     The withdrawals to be made from the Collection Account pursuant to this Section 4.1(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders’ Interest pursuant to Section 2.3 of the Agreement, and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 of the Agreement.

     SECTION 4.2 [RESERVED]

     SECTION 4.3 [RESERVED]

     SECTION 4.4 Establishment of Distribution Account.

     (a) (i) The Trustee, for the benefit of the Series 2004-NTC Certificateholder, shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an

Series 2004-NTC Supplement

Eligible Deposit Account (the “Distribution Account”) which shall be identified as the “Distribution Account” for the Distribution Financial Services Floorplan Master Trust, Series 2004-NTC” and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-NTC Certificateholder.

          (ii) At the direction of the Servicer, funds on deposit in the Distribution Account shall be invested by the Trustee in Eligible Investments selected by the Servicer that shall mature so that such funds shall be available at the close of business on or before the Business Day next preceding the following Payment Date. All Eligible Investments shall be held by the Trustee for the benefit of the Series 2004-NTC Certificateholder. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Distribution Account and received prior to such Payment Date shall be applied as set forth in Section 4.6(a) of this Series Supplement. Funds deposited in the Distribution Account on the Business Day preceding a Payment Date are not required to be invested overnight.

     (b) (i) The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2004-NTC Certificateholder. If, at any time, the Distribution Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Distribution Account meeting the conditions specified in paragraph (a)(i) above, as an Eligible Deposit Account and shall transfer any cash and/or investments to such new Distribution Account. Neither the Transferor, the Servicer nor any other Person or entity claiming by, through or under the Transferor, the Servicer or any such other Person or entity shall have any right, title or interest in, or any right to withdraw any amount from, the Distribution Account, except as expressly provided herein. Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies the Distribution Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Distribution Account is established pursuant to this Section, the Servicer shall provide to the Trustee an amended Schedule 1, setting forth the relevant information for such substitute Distribution Account.

          (ii) Pursuant to the authority granted to the Servicer in Section 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Distribution Account for the purposes of carrying out the Servicer’s or the Trustee’s duties hereunder.

     (c) Unless otherwise agreed to by the Rating Agencies, at no time may funds on deposit in the Distribution Account in an amount greater than 10% of the outstanding principal balance of the Series 2004-NTC Certificate be invested in Eligible Investments (other than obligations of the United States government or investments in a mutual fund that does not have credit concentrations greater than 10%) of any single entity or its Affiliates.

Series 2004-NTC Supplement

     (d) Upon payment in full of all amounts payable on the Series 2004-NTC Certificate pursuant to this Series Supplement, or any earlier date contemplated by this Series Supplement, any funds remaining on deposit in the Distribution Account shall be paid to the Transferor.

     (e) The Trustee shall not in any way be held liable by reason of any insufficiency in the Distribution Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

     SECTION 4.5 [RESERVED]

     SECTION 4.6 Application of Investor Non-Principal Collections, Investment Proceeds, Servicer Advances and Available Investor Principal Collections. The Servicer shall direct the Trustee (by setting forth the applicable amounts in the related Payment Date Statement) to make the payments and deposits described in the next sentence on each Payment Date. Based on such direction, on each Payment Date the Trustee shall apply an amount equal to the sum of Investor Non-Principal Collections and Available Investor Principal Collections on deposit in the Collection Account and any Investment Proceeds for such Payment Date, with respect to such Payment Date in the following priority:

          (i) first, an amount equal to the Series 2004-NTC Monthly Servicing Fee for such Payment Date shall be paid to the Servicer (unless such amount has been netted by the Servicer against deposits to the Collection Account); and

          (ii) second, the balance, if any, shall be deposited into the Distribution Account.

     SECTION 4.7 Payments to Series 2004-NTC Certificateholder.

     (a) The Servicer shall direct the Trustee (by setting forth the applicable amount in the related Payment Date Statement) to pay (and the Trustee shall pay), on each Payment Date, all amounts on deposit in the Distribution Account to the Series 2004-NTC Certificateholder.

     (b) The payments to be made pursuant to this Section are subject to the provisions of Sections 2.3, 9.2, 10.1 and 12.2 of the Agreement and Section 8.1 and 8.2 of this Series Supplement.

     SECTION 4.8 [RESERVED]

     SECTION 4.9 [RESERVED]

     SECTION 4.10 [RESERVED]

     SECTION 4.11 Excess Principal Collections. “Series 2004-NTC Excess Principal Collections”, with respect to any Payment Date, shall mean an amount equal to the lesser of (a) the Series 2004-NTC Principal Shortfall, if any, for such Payment Date and (b) an amount equal to the product of (x) excess principal collections for all Series for such Payment Date and (y) a fraction, the numerator of which is the Series 2004-NTC Principal Shortfall for such

Series 2004-NTC Supplement

Payment Date and the denominator of which is the aggregate amount of principal shortfalls for all Series for such Payment Date.

ARTICLE V

Payment and Reports to
Series 2004-NTC Certificateholder

     SECTION 5.1 Payments.

     (a) On each Payment Date, the Trustee as paying agent shall pay to the Series 2004-NTC Certificateholder on the preceding Record Date (other than as provided in Section 12.2 of the Agreement with respect to a final payment) the amounts on deposit in the Distribution Account.

     (b) Except as provided in Section 12.2 of the Agreement with respect to a final payment, payments to the Series 2004-NTC Certificateholder hereunder shall be made by wire transfer or other electronic funds transfer to the Series 2004-NTC Certificateholder at its address appearing in the Certificate Register without presentation or surrender of the Series 2004-NTC Certificate or the making of any notation thereon.

     SECTION 5.2 Reports and Statements to Series 2004-NTC Certificateholder.

     (a) At least two (2) Business Days prior to each Payment Date, the Servicer shall provide to the Trustee and the Rating Agencies a statement substantially in the form of Exhibit B (a “Payment Date Statement”), and on each Payment Date the Trustee shall forward to the Series 2004-NTC Certificateholder such statement prepared by the Servicer setting forth certain information relating to the Trust and the Series 2004-NTC Certificate.

     (b) A copy of each statement provided pursuant to paragraph (a) and a copy of the Pooling and Servicing Agreement (without exhibits) and this Series Supplement shall be made available to Series 2004-NTC Certificateholder for inspection at the Corporate Trust Office during the Trustee’s normal business hours.

     (c) On or before January 31 of each calendar year, beginning with calendar year 2005, the Trustee shall furnish or cause to be furnished to the Series 2004-NTC Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Series 2004-NTC Certificateholder as set forth in paragraph (a) above, together with other information as is required to be provided by an issuer of indebtedness under the Code for the preceding calendar year and such other customary information as is necessary to enable the Series 2004-NTC Certificateholder to prepare its tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

Series 2004-NTC Supplement

ARTICLE VI

[RESERVED]

ARTICLE VII

[RESERVED]

ARTICLE VIII

Final Payments

     SECTION 8.1 Sale of Certificateholder’s Interest Pursuant to Section 2.3 of the Agreement; Payments Pursuant to Section 2.3 or 12.2(c) of the Agreement.

     (a) The amount to be paid by the Transferor to the Collection Account with respect to Series 2004-NTC in connection with a purchase of the Certificateholders’ Interest pursuant to Section 2.3 of the Agreement shall equal the Reassignment Amount for the Payment Date on which such repurchase occurs.

     (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 8.1 of this Series Supplement or Section 2.3 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.2(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York time, on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date) (in the priority set forth below): (i) first, deposit an amount equal to the Invested Amount on such Payment Date into the Principal Funding Account, and (ii) second, pay the remainder of any Termination Proceeds to the Transferor; provided, however, that the sum of the amounts allocated pursuant to clauses (i) and (ii) shall not exceed the Reassignment Amount for Series 2004-NTC.

     Any payment made pursuant to paragraph (b) above and this paragraph (c) shall be deemed to be a final payment pursuant to Section 12.2 of the Agreement with respect to Series 2004-NTC.

     SECTION 8.2 Payment of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.2 of the Agreement.

     (a) Not later than 12:00 noon, New York City time, on the Payment Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.2(b) of the Agreement, the Trustee shall (after giving effect to any deposits and payments otherwise to be made on such Payment Date) (x) deduct an amount equal to the amount distributable on such Payment Date pursuant to Section 4.7 from the Series 2004-NTC Allocation Percentage of the Insolvency Proceeds and deposit such amount in the Distribution Account, and (y) allocate the remainder of the Series 2004-NTC Allocation Percentage of the Insolvency Proceeds to the Transferor’s Interest and release the same to the Transferor on such Payment Date.

Series 2004-NTC Supplement

     (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount deposited in the Distribution Account pursuant to this Section and all other amounts on deposit therein shall be distributed in full to the Series 2004-NTC Certificateholder in the order of priority set forth in Section 4.7 on the Payment Date on which funds are deposited pursuant to this Section 8.2 (or, if not so deposited on a Payment Date, on the immediately following Payment Date) and any payment made pursuant to this Section 8.2 shall be deemed to be a final payment pursuant to Section 12.2 of the Agreement with respect to Series 2004-NTC.

ARTICLE IX

Miscellaneous Provisions

     SECTION 9.1 Securities Law Filings. The Transferor shall cause the Series 2004-NTC Certificate to be registered under the Securities Exchange Act of 1934, as amended, to the extent required to do so under applicable law.

     SECTION 9.2 Limitation of Note Trust Certificate. (a) Each transferee of the Note Trust Certificate (each, the “Transferee”) hereby represents and warrants to the Trustee and the Transferor, and hereby agrees with the Trustee and the Transferor, and such purchaser hereby acknowledges that the Note Trust Certificate may not be acquired by or for the account of (i) an “employee benefit plan” (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not such plan is subject to ERISA, (ii) a plan described in section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets of the foregoing. By accepting and holding the Note Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not within any of the categories described in the preceding sentence.

     (b) Each transferee of the Note Trust Certificate hereby represents and warrants to the Trustee and the Transferor and hereby agrees with the Trustee and the Transferor that the Note Trust Certificate shall not be transferred to GE Commercial Distribution Finance Corporation.

     SECTION 9.3 Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.4 Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.5 Governing Law. This Series Supplement shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401(1) of the General Obligations Law of the State of New York, but without regard to any other conflict of law provisions of the State of New York).

     SECTION 9.6 The Trustee; Paying Agent; Transfer Agent and Registrar. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or

Series 2004-NTC Supplement

sufficiency of this Series Supplement, for or in respect of the calculation or verification of any of the amounts, allocation or payments set forth in Article IV and Article VIII or for or in respect of the recitals contained herein, all of which recitals are made solely by the Transferor; provided, however, that this sentence shall not limit the obligations of the Trustee contemplated by Section 4.2(b) of this Series Supplement; it being agreed and understood that the corresponding Section 9.6 of any other Supplement shall not limit the obligations of the Trustee contemplated by the corresponding Section 4.2(b) of such Supplement.

     SECTION 9.7 Instructions in Writing. All instructions given by the Servicer to the Trustee pursuant to this Series Supplement shall be in writing, and may be included in a Payment Date Statement.

     SECTION 9.8 Severability. If any one or more of the covenants, agreements, provisions or terms of this Series Supplement or the Series 2004-NTC Certificate shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this Series Supplement or of the Series 2004-NTC Certificate.

     SECTION 9.9 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 9.10 Tax Matters. The Transferor has entered into the Pooling and Servicing Agreement and the Series 2004-NTC Certificate has been issued with the intention that the Series 2004-NTC Certificate shall evidence an undivided beneficial ownership interest in the Trust Assets for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income. The Transferor, each Beneficiary and the Certificateholder, by the acceptance of the Series 2004-NTC Certificate, agrees to treat such Series 2004-NTC Certificate as evidence of an undivided beneficial ownership interest in the Trust Assets for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

[SIGNATURES FOLLOW]

Series 2004-NTC Supplement

     IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series Supplement to be duly executed as of the day and year first above written.

CDF FINANCING, L.L.C.,
as Transferor

By: /s/ Timothy J. Yanoti
Name: Timothy J. Yanoti
Title: Manager

Series 2004-NTC Supplement

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as Servicer

By:	/s/ David A. Kaminsky
Name: David A. Kaminsky
Title: Vice President & Chief Financial Officer

Series 2004-NTC Supplement

WILMINGTON TRUST COMPANY, as Trustee

By Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Agent

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

Series 2004-NTC Supplement

EXHIBIT A

FORM OF NOTE TRUST CERTIFICATE

NOTE TRUST CERTIFICATE,

SERIES 2004-NTC

evidencing a fractional undivided interest in certain
assets of

DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST.

     This certificate (“Certificate”) does not represent any interest in, or obligation of, CDF Financing, L.L.C. (“LLC” or the “Transferor”), GE Commercial Distribution Finance Corporation (“CDF”), General Electric Capital Corporation, General Electric Capital Services, Inc. or any affiliate thereof.

     This certifies that [                      ] (the “Certificateholder”), is the registered owner of a fractional undivided interest in assets of the Distribution Financial Services Floorplan Master Trust (the “Trust”) created pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (as amended, the “P&S”), as supplemented by the Series 2004-NTC Supplement dated as of August 12, 2004 (the “Series 2004-NTC Supplement” or the “Series Supplement”), among the LLC, as Transferor, CDF, as Servicer, and Wilmington Trust Company, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”). The P&S and the Series 2004-NTC Supplement are collectively referred to herein as the “Pooling and Servicing Agreement.”

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK).

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth herein, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any conflict or inconsistency between this Certificate

Series 2004-NTC Supplement

Ex. A-1

and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall control in all respects. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

     The Transferor has entered into the Pooling and Servicing Agreement and the Series 2004-NTC Certificate has been issued with the intention that the Series 2004-NTC Certificate shall evidence an undivided beneficial ownership interest in the Trust Assets for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income. The Transferor, each Beneficiary and the Certificateholder, by the acceptance of this Certificate, agrees to treat such Series 2004-NTC Certificate as evidence of an undivided beneficial ownership interest in the Trust Assets for Federal income taxes, state and local income, single business and franchise taxes (imposed on or measured by income) and any other taxes imposed on or measured by income.

     By acquiring a Certificate (or an interest therein), each transferee shall be deemed to represent and warrant that it is not acquiring the Certificate (or interest therein) with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code of 1986, as amended, or an entity deemed to hold the plan assets of the foregoing.

Series 2004-NTC Supplement

Ex. A-2

     IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

CDF FINANCING, L.L.C.

By:
Name:
		Title:	Manager

Dated:

Series 2004-NTC Supplement

Ex. A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WILMINGTON TRUST COMPANY, as Trustee

By Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Agent

By:
Authorized Officer

Dated:

Series 2004-NTC Supplement

Ex. A-4

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto

(name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints           , attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Series 2004-NTC Supplement

Ex. A-5

EXHIBIT B

FORM OF PAYMENT DATE STATEMENT

     (a) The aggregate amount of Collections, the aggregate amount of Non-Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period, and the Pool Balance as of the end of such Collection Period;

     (b) the Floating Allocation Percentage, the Principal Allocation Percentage and the Series 2004-NTC Allocation Percentage relating to such Collection Period;

     (c) the total amount, if any, distributed on the Series 2004-NTC Certificate;

     (d) the Investor Default Amount for the applicable Payment Date;

     (e) the amount of the Monthly Servicing Fee for the preceding Collection Period;

     (f) the Invested Amount for such Payment Date (after giving effect to all payments which shall occur on such Payment Date);

     (g) the Collection Account balance with respect to the current Payment Date;

     (h) if a Dealer Overconcentration exists, (i) the Unconcentrated Pool Balance, (ii) the aggregate amount of such Dealer Overconcentration, (iii) the applicable Unconcentrated Percentage and Overconcentrated Percentage, and (iv) the portion of Collections, Miscellaneous Payments and the Defaulted Amount allocated to the Dealer Overconcentration Series and other Series;

     (i) the Series 2004-NTC Monthly Servicing Fee;

     (j) the Excess Principal Collections;

     (k) the amounts to be deposited or applied pursuant to Section 4.6;

     (l) the amount calculated pursuant to Section 4.7(a); and

     (m) Miscellaneous Payments, including Adjustment Payments, Transfer Deposit Amounts and Unallocated Principal Collections.

Series 2004-NTC Supplement

Ex. B-1

SCHEDULE 1

Name of Series
2004-NTC Account	Account No.
Distribution Account	42528

[The foregoing account is maintained at Deutsche Bank Trust Company Americas.]

Series 2004-NTC Supplement

Sch. 1-1